Exhibit 99.1

The Howard Hughes Corporation Closes Offering of Senior Notes

THE WOODLANDS, Texas, February 17, 2026 – Howard Hughes Holdings Inc. (NYSE: HHH) (“Howard Hughes,” “HHH,” or the “Company”) announced today that its wholly owned subsidiary, The Howard Hughes Corporation (“HHC”) has completed its previously announced notes offering (the “Offering”) of $500 million aggregate principal amount of senior notes due 2032 (the “2032 Notes”) and $500 million aggregate principal amount of senior notes due 2034 (the “2034 Notes” and, together with the 2032 Notes, the “Notes”).

HHC intends to use the net proceeds of the Offering to redeem all of its outstanding 5.375% Senior Notes due 2028 (the “2028 Notes”), including the payment of premiums, accrued and unpaid interest and expenses related to such redemption, which is scheduled to occur on February 19, 2026, and for general corporate purposes. This press release shall not constitute a notice of redemption of the 2028 Notes.

The Notes were offered in a private placement, solely to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the Notes or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Howard Hughes Holdings Inc.

Howard Hughes Holdings Inc. (HHH) is a holding company focused on growing long-term shareholder value. Through its real estate platform, Howard Hughes Communities, HHH owns, manages, and develops commercial, residential, and mixed-use real estate throughout the U.S. Its award-winning assets include the country’s preeminent portfolio of master planned communities, as well as operating properties and development opportunities including The Woodlands®, Bridgeland® and The Woodlands Hills® in Greater Houston; Summerlin® in Las Vegas; Teravalis™ in Greater Phoenix; Ward Village® in Honolulu; and Merriweather District in Columbia, Maryland. Howard Hughes Holdings Inc. is traded on the New York Stock Exchange as HHH. For additional information visit www.howardhughes.com.

Safe Harbor Statement

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “enables,” “realize,” “plan,” “intend,” “assume,” “transform” and other words of similar expression, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in Howard Hughes Holdings Inc.’s filings with the Securities and Exchange Commission, including its Quarterly and Annual Reports. Howard Hughes Holdings Inc. cautions you not to place undue reliance on the forward-looking statements contained in this release. Howard Hughes Holdings Inc. does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

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Media Relations:
Cristina Carlson
Howard Hughes
cristina.carlson@howardhughes.com

646-822-6910

Francis McGill

Pershing Square

McGill@persq.com

212-909-2455

Investor Relations:

investorrelations@howardhughes.com

281-929-7700